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                                                               EXHIBIT NO. 10.49

           AMENDMENT NO. 1 TO RUST INTERCORPORATE SERVICES AGREEMENT

     This Amendment No. 1 (the "Amendment") to that certain Rust Intercorporate Services Agreement (the "Services Agreement") dated as of January 1, 1993 by and among WMX Technologies, Inc. (formerly known as Waste Management, Inc.) ("WMX"), Chemical Waste Management, Inc. ("CWM"), Wheelabrator Technologies Inc., ("WTI") and Rust International Inc. ("Rust"), all Delaware corporations, is made as of August 10, 1993 by and among WMX, CWM, WTI and Rust.

                                    RECITALS

     WHEREAS, WMX, CWM, WTI and Rust desire to amend the Services Agreement as set forth herein;

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows (terms capitalized herein to have the meanings specified herein or in the Services Agreement):


                                   AGREEMENTS

     1. Modification of Services Agreement. (a) Section 4(a) of the Services Agreement is hereby amended to substitute the words "$450 million through December 31, 1993 and $350 million thereafter" for the words "$350 million" in clause (i) thereof.

     (b)  Section 4(c) is hereby amended to read in its entirety as follows:

          "(c) WMX Term Loans to the Company. In the event that the Company requires funds for the conduct of its business and operations which it does not wish to procure as Open Account Indebtedness, the Company may borrow from WMX, and WMX shall lend to the Company, subject to a limit of $350 million plus the amount specified in Section 4(a)(ii) above, funds on a term loan basis pursuant to the provisions of Sections 4(e), (f), and (h)-
     (m) hereof in such amount as the Company may request."

     2. Other Provisions. Except as expressly set forth in this Amendment, all provisions of the Services Agreement in effect immediately prior to the execution and delivery of this Amendment shall remain in full force and effect in accordance with their terms.
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     3.   Choice of Law.  This Amendment shall be interpreted and construed in accordance with the internal laws (and not the conflicts of laws rules) of the State of Illinois applicable to contracts made and to be performed in the State of Illinois.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date set forth above.


                              WMX TECHNOLOGIES, INC.


                              By:   /s/ Thomas C. Hau
                                    --------------------------------------------
                                    Thomas C. Hau
                                    Vice President and Controller


                              CHEMICAL WASTE MANAGEMENT, INC.


                              By:   /s/ Jerome D. Girsch
                                    --------------------------------------------
                                    Jerome D. Girsch
                                    Executive Vice President, Treasurer,
                                    Controller and Chief Financial Officer


                              WHEELABRATOR TECHNOLOGIES INC.


                              By:   /s/ John Sanford
                                    --------------------------------------------
                                    John Sanford
                                    Vice President, Chief Financial Officer
                                    and Treasurer


                              RUST INTERNATIONAL INC.


                              By:   /s/ Herbert A. Getz
                                    --------------------------------------------
                                    Herbert A. Getz
                                    Vice President